EXHIBIT 10.8


                                   AGREEMENT


      This AGREEMENT made and entered into this 13th day March, 1992 between Vermont ETV, a public television network incorporated and existing under the laws of the State of Vermont and having its principal offices in Colchester, Vermont (ETV hereinafter), and New England Wireless, a wireless cable television provider with principal offices in Bellows Falls, Vermont (NEWCTV hereinafter):

      WHEREAS ETV is the lessee of a parcel of land under a ground lease from the University of Vermont said lease dated December 31, 1989 (attached hereto as Exhibit B and incorporated by reference herein) located along the crest of Mt. Mansfield in the Town of Stowe in Lamoille County and Underhill in Chittenden County Vermont; and

      WHEREAS ETV, along with other owners of major transmitter facilities established in May of 1980 a colocation area in the vicinity of the "Nose" area of Mt. Mansfield for the installation and management of transmitter facilities, on which is located ETV facilities; and

      WHEREAS NEWCTV has requested the use of certain ETV premises and facilities for the purpose of installing, operating, and maintaining at the site of the leased premises an antenna and ancillary equipment housed in a cabinet, all of which is more particularly described in Exhibit A attached hereto, which is hereby incorporated by reference, in connection with the operation of a wireless cable television system by NEWCTV; and

      WHEREAS NEWCTV has satisfied criteria established by ETV for use of ETV's premises and facilities for electromagnetic broadcast purposes by agreeing to restrict this provision of services to public and quasi-public subscribers;

      NOW, THEREFORE, it is agreed as follows:

1. INSTALLATION, OPERATIONS, AND MAINTENANCE. NEWCTV shall be permitted to install, operate, and maintain an antenna on the existing ETV transmitter tower and to install, operate, and maintain certain ancillary equipment within the ETV-owned building, as specified in Exhibit A to this Agreement, for the purposes stated above. Any installation and/or alterations by NEWCTV deviating in any way from the original installation authorized in Exhibit A must be specifically authorized in writing by ETV.

2. ACCESS TO PREMISES. NEWCTV shall have such access to and use of ETV's premises and facilities, including common areas, as may be reasonable and necessary for its installation, operations, and maintenance under this AGREEMENT. NEWCTV shall be solely responsible for securing from third persons not party to this AGREEMENT, appropriate authorization for access to premises and facilities not within the possession and control of ETV.

3. TERM. The term of this AGREEMENT shall commence on April 1, 1992 and shall expire at midnight on March 31, 2002 unless sooner terminated as hereinafter provided. There shall be no automatic renewal of this AGREEMENT by holdover, however, NEWCTV shall have the option to renew this agreement at the end of the initial term.

4.    TERMINATION. This AGREEMENT may be terminated by either party upon one
      (1) years written notice by certified mail. In addition, if either party fails to comply with any provision or condition of this Agreement, and such noncompliance shall continue for a period of forty-five (45) days after timely written notice thereof is given by the other, the notifying party may terminate this AGREEMENT and pursue all remedies otherwise available under law.

4.1 This Agreement shall be subject to termination by ETV in the event ETV becomes engaged in co-location efforts which would require the removal of any or all NEWCTV's equipment from ETV premises prior to the end of Lease term as stated in Item 3. Co-location shall refer to efforts of ETV and others to consolidate communications facilities and/or equipment from various sites on Mt. Mansfield to a single or more concentrated site on Mt. Mansfield ETV shall provide at least one (1) years written notice of termination under this clause to NEWCTV. In the event of co-location, NEWCTV shall have a right to enter into an amended Lease Agreement with ETV for the remainder of the term stated herein, but only insofar as any amendment provided reasonably for sharing with ETV and other users and/or owners of communications facilities, equipment, and land on Mt. Mansfield. To the extent possible, ETV shall use its best efforts to include NEWCTV in discussions of co-location efforts.

5. FEE. NEWCTV shall pay to ETV the annual base rent of $29,925 (twenty-nine thousand, nine hundred and twenty five dollars) payable in monthly installments in advance for the license term established from April 1, 1992 to March 31, 2002. Beginning on July 1, 1993 and on July 1 of each succeeding year of the term of this license AGREEMENT, the annual base rent for each additional yearly period shall be increased by multiplying that year's base rent by one hundred percent (100%) plus the percentage increase in the Consumer Price Index, All Urban Consumers for the United States Average, published by the Bureau of Labor Statistics of the United States Department of Labor (CPI hereinafter), and computed as follows:

5.1 The CPI level reported as of December of the year prior to the current 1 July will be the numerator of a fraction and the CPI as reported for December 1991 will be the denominator.

5.2 CPI Base. The initial CPI to be used in calculating the escalator index to the base rent shall be the rate published for the month ending December 1992.

5.3 In no instance shall the annual base rent be less than the previous base rent as escalated.

5.4 NEWCTV shall forward monthly payment checks made payable to Vermont ETV, Inc., and mailed to the address stated in Paragraph 16 of this license AGREEMENT.

5.5 ETV reserves the right to make appropriate adjustments to the annual base rent which reflect use of the site, in particular, its power requirements. Such adjustment shall be made only on the anniversary date of this AGREEMENT, with no less than thirty (30) days notice to NEWCTV. ETV also reserves the right to require NEWCTV to procure metered power service, should NEWCTV's power requirements be significant.

5.6 As additional consideration for this lease agreement, NEWCTV agrees to pay to ETV an additional monthly fee as more fully described in Exhibit D
      - attached hereto and incorporated by reference herein.

6. INTEREST. Interest shall be charged on all overdue accounts in accordance with ETV's policies in effect at the time such interest is charged. ETV's assessment of interest shall not constitute a waiver of its rights to terminate this AGREEMENT for nonpayment and/or to pursue remedies otherwise available under law.

7. TAXES AND OTHER GOVERNMENTAL LEVIES, FEES, OR CHARGES. NEWCTV shall pay, or cause to be paid, any and all taxes or payments in lieu thereof, levies, fees, or charges assessed against ETV or NEWCTV which result from or arise out of NEWCTV's operations under this AGREEMENT. NEWCTV shall have any such right as may be provided by law to dispute the reasonableness of any such taxes, levies, fees, or charges; provided NEWCTV agrees to pay all costs and/or expenses incurred in any such dispute and to indemnify ETV for all costs, expenses, fees, or judgments arising from NEWCTV's non-payment.

8. PERMITS, RULES, AND REGULATIONS. NEWCTV shall be solely responsible for obtaining and maintaining all local, state, and federal permits and licenses required for its operations under this AGREEMENT. In addition, NEWCTV shall be solely responsible for complying with all local, state, and federal ordinances, rules, regulations, and laws applicable to installations and/or operations that are the subject of this AGREEMENT.

      ETV agrees to provide reasonable assistance to NEWCTV securing said permits and licenses, provided NEWCTV agrees to indemnify and hold ETV harmless from any and all expenses, penalties, damages, or costs, including but not limited to reasonable attorney's fees incurred in discharging this obligation.

9. INITIAL APPLICATION. NEWCTV warrants and agrees that all information it provided in its application to ETV for the installation, operations, and maintenance that are the subject of this AGREEMENT is true and accurate. NEWCTV further warrants and agrees that it will advise ETV in writing of any contemplated changes in such installation, operations, or maintenance activity so that ETV can determine whether such use is consistent with its criteria for use of ETV's premises and facilities.

10. REMOVAL OF EQUIPMENT. NEWCTV shall be solely responsible for the removal of its materials, equipment, and the like from ETV's premises and facilities upon termination of this AGREEMENT, said removal to occur within a reasonable time not to exceed thirty (30) days. Title to any property not removed within thirty (30) days shall vest in ETV unless NEWCTV has obtained prior to the expiration of such period written consent from ETV for an extension of time within which to remove such equipment.

      Subject to the terms of Paragraph 11, NEWCTV shall assume responsibility for the cost and expense of restoring the premises and facilities to their condition at the time it commenced installation under this AGREEMENT, reasonable wear and tear excepted.

11. DAMAGE. NEWCTV shall be responsible for all damage to persons or property resulting solely from its negligence in installation, operations, maintenance, or any other activity arising out of or incidental to this AGREEMENT or conducted by NEWCTV in violation thereof. NEWCTV shall indemnify and hold harmless ETV from any such loss, cost, fees, claims, damage, expense, or liability for such damage, including but not limited to all costs of defense. Both parties agree to maintain commercial general liability insurance with a combined single limit of at least $1,000,000, including contractual liability coverage which will respond to obligations assumed under this licence agreement.

11.1 INSURANCE. NEWCTV shall at all times maintain adequate property and liability insurance for its activity at the site. Within thirty (30) days following the execution of this AGREEMENT, NEWCTV shall provide ETV with a current certificate for insurance coverage in effect for its activities at the site.

12. INTERFERENCE. In the event that the operations of NEWCTV under this AGREEMENT interfere with the transmitting or receiving of radio, television, or electronic signals on the date hereof by ETV or other earlier authorized operators on the site, NEWCTV shall at its own expense and as soon as reasonably possible after notice thereof correct such interference and shall cease its operations until such correction occurs; provided, cessation of operations shall not be required if written consent is obtained from the operator suffering the interference; further provided, this provision shall not apply to test periods where the source of the interference is being determined for purposes of suppression. In the event that transmitting or receiving devices installed on the site in the future by any subsequently authorized user shall interfere with NEWCTV's transmission or reception, NEWCTV shall cooperate with such user in eliminating such interference by assisting the subsequent user in identifying the source, extent and nature of the interference and modifying equipment where feasible at no cost to itself. The subsequent authorized user shall have the principal responsibility of eliminating the interference, and shall be required to cease its operations if the interference cannot be eliminated as a result of its efforts. Modifications of existing installed devices by site users constitute new installations for purposes of determining seniority under this Paragraph. Nothing in this Paragraph shall be construed to prohibit ETV, or exempt NEWCTV from complying with duly authorized governmental requests for priority use of the site in cases of federal, state, or local emergency.

13. AIRTIME LOSS. ETV shall not be held liable or responsible for air time losses sustained for any reason by NEWCTV under this AGREEMENT or its rights hereunder. If any claim is made against ETV by NEWCTV's client, customer, or other third party for air time losses and any damage arising out of or resulting from such losses, NEWCTV shall indemnify and hold harmless ETV for all losses and expenses incurred by ETV including but not limited to all costs of defense.

14. ASSIGNMENT. NEWCTV shall not assign or sublicense this AGREEMENT or its rights hereunder without the expressed written approval of ETV. Such approval shall not be unreasonably withheld.

15. NOTICES. All notices required by this AGREEMENT shall be presented as provided below:

      TO ETV:     Business Office
                  Vermont ETV, Inc.
                  88 Ethan Allen Avenue
                  Colchester, Vermont 05446

      TO NEWCTV:  New England Wireless
                  56 Green Street
                  Bellows Falls, Vermont  05101

16. PAYMENTS. All payments required by the AGREEMENT shall be made payable to Vermont ETV, Inc., and mailed to:

           Business Office
           Vermont ETV, Inc.
           88 Ethan Allen Avenue
           Colchester, Vermont 05446

17. PERFORMANCE. The failure of either party to demand strict performance of any of the terms, conditions, and covenants herein shall not be deemed a waiver of any rights and/or remedies of the other has and shall not be deemed a waiver of any subsequent breach or default in the terms, covenants, and conditions herein contained.

18. AMENDMENT. This AGREEMENT may not be modified or amended except by written Agreement signed by both parties.


19. DISPLAY OF LICENSE. NEWCTV shall attach and prominently display a copy of NEWCTV's current FCC license on each piece of equipment installed by NEWCTV on the premises.

20. LAWS. This AGREEMENT shall be governed by the laws of the State of Vermont.

21. UNIVERSITY CONSENT. This AGREEMENT shall be subject to the consent of the University of Vermont as provided in Exhibit B which is incorporated by reference.

22. This AGREEMENT has been signed in duplicate, each of which shall stand as an original.

ETV:                                    Vermont ETV, Inc.


                                        By: __________________________________
                                            John E. King
                                            Vice President
                                            Finance and Administration

                                            Date: March 19 1992

On the 19th day of March, in the year 1992, before me Louise Rashleigh, Notary Public in and for said state, John E. King personally appeared and signed said Agreement of his own free will.


                                        Signature ____________________________
                                                  Notary Public

NEWCTV:                                 By: __________________________________
                                            Name: Richard E. Dufresne
                                            Title: Secretary

                                            Date: March 20, 1992

On the 20th day of March in the year 1992, before me Louise Rashleigh, Notary Public in and for said state, Richard E. Dufresne personally appeared, and signed said Agreement of his/her own free will.


                                        Signature ____________________________
                                                  Notary Public


                                   EXHIBIT A


                  INVENTORY OF EQUIPMENT INSTALLED BY NEWCTV

TRANSMITTER SYSTEM PACKAGE
--------------------------

- (33) 20 Watt Transmitters with Diplexers -MDS 1 , 2A; ITFS A-G; H Group; E&F Groups

-     31 Channel Switchable Waveguide Combining Network

-     Equipment racks with slides, cable refractors, and AC power wiring

- 340 Feet EW20 Transmission Line with mounting hardware. Installation by customer.

- (4) Transmit Antennas with pressurization equipment. Installation by customer.

- On site transmitter system checkout by ITS Field Engineer. Estimated time required is 7 days. Includes travel and lodging expenses.


(FREQUENCY AGILE)
(AUTOMATIC) BACK-UP
TRANSMITTER SYSTEM OPTION
-------------------------

- Frequency Agile Back-up Transmitter with keypad channel entry or system controller channel selection.

-     System controller with audio/visual switcher.

-     Group controller assembly with motorized channel combiner control.


                                   EXHIBIT B


            Underlying ground lease with the University of Vermont


                            GROUND LEASE AGREEMENT
                            ----------------------

      BY THIS GROUND LEASE AGREEMENT (the "Lease") made as of this 31st day of December, 1989, between the University of Vermont State and Agricultural College (the "University") as Lessor and Vermont ETV, Inc., (the "VT-ETV") as Lessee, it is agreed as follows:

      1. DEMISED PREMISES. The University does hereby lease, demise, and let unto VT-ETV, and VT-ETV does hereby lease and take from the University, upon the terms and conditions herein set forth and for the rent herein provided to be paid, a certain parcel of land located in the Town of Stowe, Lamoille County, Vermont underlying and appurtenant to the buildings and improvements conveyed by the University to VT-ETV by Warranty Deed of even date, comprising the existing buildings and fixtures of VT-ETV's Mount Mansfield transmission facility, said parcel of land being a portion of the land conveyed to the University by deed recorded in Volume 34, Page 405 of the Town of Stowe Land Records on November 22, 1923, and in Volume 17, Page 165 of the Town of Underhill Land Records on November 24, 1866, all as more particularly described in Exhibit A attached hereto (the "Premises"). Included in this Lease of land is a right of way and easement in common with others across other adjacent lands of the University for purposes of access to the buildings and fixtures thereon.

      2.  TERM; POSSESSION.

        2.1 Term. This Lease is for a term of thirty-five (35) years (the "Fixed Term"), to commence on January 1, 1990 (the "Commencement Date"), and expire at midnight on December 31, 2025, unless it shall sooner terminate as provided herein. VT-ETV shall have the option to renew this Lease for one additional term of thirty-five (35) years (the "Renewal Term") by giving written notice to the University at least one year prior to the expiration of the Fixed Term.

        2.2 Possession. Physical possession of the Premises shall be delivered to VT-ETV by the University, free and clear of all tenants and occupants other than VT-ETV, on the Commencement Date.

      3 . USE. VT-ETV may use the Premises for non-commercial television transmitting facilities, and related uses, and, upon a permitted assignment under paragraphs 10 or 14(g)(v) of this Lease, for such further uses as are not repugnant or offensive to the purposes and policies of the University, and for no other purpose without the prior written consent of the University, which consent shall not be unreasonably withheld. VT-ETV shall occupy the Premises and shall conduct continuously in the Premises the business stated above. VT-ETV shall, at its expense, procure, maintain, and comply with all permits, licenses, and other authorizations required by any governmental authority for VT-ETV's use of the Premises.

      4.  RENT.

        4.1 Basic Rent. VT-ETV covenants to pay and shall pay to the University an annual basic rental (the "Basic Rent") of $1,000, payable in advance on January 1 (or on the first business day thereafter) during each year of the Fixed Term. During each year of the Renewal Term, VT-ETV covenants to pay and shall pay as the Basic Rent an amount equal to the fair market rental of the Premises (exclusive of improvements) as determined by agreement of the University and VT-ETV, or if the University and VT-ETV are unable to agree prior to commencement of the Renewal Term, by a qualified real estate appraiser appointed jointly by the University and VT-ETV.

        4.2 Manner of Payment. The Basic Rent and all other sums payable to the University shall be paid to the University at the University's address set forth in paragraph 18, or to such agent or person or persons or at such other address as the University may designate from time to time.

        4.3 Additional Rent. VT-ETV covenants to pay to the University, as Additional Rent: (i) all real estate taxes, sewer and water assessments, and other governmental charges and assessments against the Premises, (ii) all insurance premiums and charges incurred by the University in relation to the Premises, (iii) all other costs and expenses of the University pertaining to the Premises for which the University is responsible under the terms of this Lease; and (iv) 25 percent of any rents or fees derived by VT-ETV from leases or licenses with respect to the transmission facility on the Premises.

        4.4 Adjustments to Basic Rent. On January 1, 1991, and on January 1 of each year thereafter during the Fixed Term ("Adjustment Dates") the Basic Rent shall be increased or decreased by a percentage equal to the percentage increase or decrease in the consumer price index as herein defined. For these purposes, the consumer price index is defined to be the "Consumer Price Index - All Urban Consumers - Northeast Region Population Size Class C (5,000 - 500,000), All Items (1982-1984 = 100)," published by the Bureau of Labor Statistics, United States Department of Labor. For purposes of making the initial basic rent adjustment, the index number indicated in the column for the northeast region entitled "All Items" for the bimonthly period ending June 30, 1989, shall be the "Base Index Number" and the corresponding index number for the bimonthly period ending June 30, 1990, shall be the "Current Index Number." For subsequent annual adjustments, the respect "Base Index Numbers" will be the corresponding index number for the bimonthly period ending June 30th of each preceding year, and the respective "Current Index Numbers" will be the corresponding index number for the bimonthly period ending June 30th of the current year. On each Adjustment Date, VT-ETV's Basic Rent shall be increased or decreased by the same percentage rate that the "Current Index Number" has increased or decreased from the "Base Index Number."

      4.5 Net Lease; No Counterclaim, Setoff, Etc. This Lease is a net lease and VT-ETV acknowledges and agrees that, except as otherwise expressly provided herein, VT-ETV's obligation to pay the Basic Rent, the Additional Rent, and other amounts hereunder is absolute and unconditional and shall not be affected by any circumstance, including without limitation (i) any abatement, reduction, setoff, or recoupment whatsoever or any right to any thereof (including without limitation abatements, reductions, setoffs, and recoupments for or on account of any past, present, or future claims which VT-ETV may have against the University); it being the intention of the parties hereto that the Basic Rent, the Additional Rent, and other amounts payable by VT-ETV under this Lease shall continue to be payable in all events in the manner and at the times herein provided unless the obligation to pay the same shall be terminated pursuant to the express provisions of this Lease or pursuant to a judgment of a court having jurisdiction over the Premises and the parties.

      5. SECURITY DEPOSIT. No amount shall be required as a security deposit or similar payment under this Lease.

      6. UTILITIES. VT-ETV shall be responsible for furnishing and paying for all utilities and services associated with the ordinary use of the Premises, including, without limitation: electricity, heat, air conditioning and ventilating, water and sewer, telephone, rubbish removal, and snow plowing and ice removal.

      7. PERSONAL PROPERTY TAXES. VT-ETV shall pay for all personal property taxes or special assessments assessed against any personal property of VT-ETV located at the Premises.

      8.  INSURANCE.

        8.1 Risks To Be Insured By VT-ETV. VT-ETV, at its expense, will maintain personal injury and property damage liability insurance against claims for bodily injury, death, or property damage occurring on, in, or about the Premises during the term of this Lease, of not less than One Million and 00/100 Dollars ($1,000,000.00) in respect of personal injury or death and of not less than One Hundred Thousand Dollars and 00/100 ($100,000.00) in respect of any instance of property damage.

        8.2   Policy Provisions.  All insurance maintained by VT-ETV shall:

        (a) name as insureds, as their respective interests may appear, the University and VT-ETV; and

        (b) provide that no cancellation, reduction in amount, or material change in coverage thereof shall be effective until at least thirty (30) days after receipt of written notice thereof by the University.

        (c) The insurance policy shall be examined by VT-ETV and the University every three (3) years on the anniversary date of the commencement of the Lease Term and the limits shall be adjusted so as to be equal to the limits of such insurance carried by the University in the Chittenden County area at that time.

        8.3 Delivery of Policies; Insurance Certificates. VT-ETV will deliver to the University promptly upon request certified copies of all insurance policies (or, in the case of blanket policies, certificates thereof) with respect to the Premises which VT-ETV is required to maintain pursuant to this
Section 8, together with evidence as to the payment of all premiums then due thereon.

        8.4 Waiver of Subrogation. The University and VT-ETV hereby release the other from any and all liability or responsibility to the other (or anyone claiming through or under them by way of subrogation or otherwise) for any loss or damage to property caused by fire or any of the extended coverage or supplementary contract casualties, even if such fire or other casualty shall have been caused by the fault or negligence of the other party (or anyone for whom such party may be responsible); provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such time as the policies of the releasing party contain a clause or endorsement to the effect that any such release shall not adversely affect or impair the policies or prejudice the rights of the releasing party to recover thereunder. Each party shall request its insurer to include such a clause or endorsement.

      9. ALTERATIONS AND ADDITIONS. VT-ETV shall have the right, at its expense, to construct additional facilities and improvements on the Premises and to make alterations, additions, and renovations and repairs to the existing improvements on the Premises, for the uses permitted by this Lease, without the prior consent of the University. Any such construction, alteration, addition, or improvement made by VT-ETV and any fixtures installed as part thereof shall at the University's option become property of the University upon the expiration or other termination of this Lease. Any improvements made to the Premises pursuant to this paragraph shall be made with due diligence and in a good and workmanlike manner, shall be promptly paid for by VTETV, and shall not adversely affect the value or usefulness of the Premises. VT-ETV shall have the obligation to obtain all necessary licenses and permits for such alterations and additions.

      10. ASSIGNMENT AND SUBLEASING. Except as specifically set forth herein, VT-ETV shall not assign, mortgage, or encumber this Lease, nor sublet or permit the Premises or any part thereof, including the improvements located thereon, to be used by others, without the prior written consent of . the University in each instance, which consent shall not be unreasonably withheld.

      11. REPAIR AND MAINTENANCE. VT-ETV shall, at its own expense, keep the Premises clean and in as good order and repair as it is at the Commencement Date, and shall not cause or suffer any waste.

      12. QUIET ENJOYMENT AND LOCAL LAWS. VT-ETV shall comply with all laws and ordinances applicable to the use of the Premises. The University covenants that VT-ETV, on paying all amounts due hereunder and complying with the provisions of this Lease, shall peaceably and quietly have, hold, and enjoy the Premises for the term of this Lease. The University hereby warrants and covenants that it is the owner of marketable title in fee simple to the Premises, and the University shall defend title to the Premises for an on behalf of VT-ETV. The University further covenants that it shall not, at any time during the Fixed Term, grant or place any mortgages, liens or encumbrances on the Leased Premises, which are superior to this Lease.


      13. INTERFERENCE. VT-ETV is presently operating the buildings and improvements on the Premises as a facility for the generation and transmission of television broadcasts. The University hereby expressly acknowledges VT-ETV's right to install additional communications and broadcasting equipment at the Premises subject to all approvals, permits and licenses necessary to install and operate such equipment. The University specifically agrees that VT-ETV has the unrestricted right to install and operate any such equipment at the Premises. In the event that the University owns or leases to others any land owned by the University adjacent to the Premises, the University shall, at is sole expense, take all steps necessary to prevent interference of any nature whatsoever that such a lease may cause to VT-ETV's facilities at the Premises. Nothing in this Lease shall prevent the University from leasing adjacent premises to other entities for the purpose of installing communications or broadcasting equipment; provided that said equipment does not interfere with Vt-ETVs permitted use of the Premises.

      If the University exercises the right to lease all or any portion of the adjacent premises not herein leased to other Vt-ETVs, the University agrees to include in all such lease agreements with other Vt-ETVs provisions prohibiting any other VT-ETV from installing or operating any equipment which broadcast or transmits over the airwaves that will cause interference to the operation of VT-ETV already using the airwaves from the premises. If such interference does occur, the party responsible for the most recent improvement causing the interference to VT-ETV shall be required to take action toward elimination of such interference within 12 hours after the responsible party receives written notice from VT-ETV concerning the interference. If interference is caused by VT-ETV in the operation of newly installed equipment, VT-ETV shall be responsible for taking acting toward the elimination of such interference within 12 hours after receiving notice of such interference.

      14.  LIENS ON VT-ETV'S LEASEHOLD ESTATE; RIGHTS OF LEASEHOLD MORTGAGEES.

        (a) Leasehold Mortgage Authorized. On one or more occasions without the University's prior consent, VT-ETV may (i) mortgage or otherwise encumber VT-ETV's leasehold estate to one or more Institutional Investors (as hereinafter defined), (the holder of any such mortgage being hereinafter referred to as "Leasehold Mortgagee") under one or more leasehold mortgages (a "Leasehold Mortgage"), or (ii) assign this Lease as security for such Leasehold Mortgage or Leasehold Mortgages.

        (b) Notice to University. (i) (1) If VT-ETV shall mortgage the Leased Premises to a Leasehold Mortgagee, and if the holder of such Leasehold Mortgage shall provide the University with notice of such Leasehold Mortgage together with a true copy of such Leasehold Mortgage and the name and address of the Leasehold Mortgagee, the University and VTETV agree that, following receipt of such notice by VT-ETV, the provisions of this Section 14 shall apply in respect to each such Leasehold Mortgage.

            (2) In the event of any assignment of a Leasehold Mortgage or in the event of a change of address of a Leasehold Mortgagee or of an assignee of such Leasehold Mortgage, notice of the new name and address shall be provided to the University.

            (ii) The University shall promptly upon receipt of a communication purporting to constitute the notice provided for by subsection (b)(i) above acknowledge by an instrument in recordable form receipt of such communication as constituting the notice provided for by subsection
      (b)(i) above or, in the alternative, notify VT-ETV and the Leasehold Mortgagee of the rejection of such communication as not conforming with the provisions of subsection (b)(i) and specify the specific basis of such rejection. Failure by the University to notify the Leasehold Mortgagee and VT-ETV within fifteen (15) days shall be deemed to constitute acknowledgment of conformity of the notice with the requirements of subsection (b)(i).

            (iii) After the University has received the notice provided for by subsection (b) (i) above, VT-ETV, upon being requested to do so by the University, shall with reasonable promptness provide the University with copies of the note or other obligation secured by such Leasehold Mortgage and of any other documents pertinent to the Leasehold Mortgage as specified by the University. If requested to do so by the University, VT-ETV shall thereafter also provide the University from time to time with a copy of each amendment to or other modification or supplement to such documents. From time to time upon being requested to do so by the University, VT-ETV shall also notify the University of the date and place of recording and other pertinent recording data with respect to such documents as have been recorded.

        (c) Definitions. (i) The term "Institutional Investor" as used in this
Section 14 shall refer to a savings bank, savings and loan association, commercial bank, trust company/credit union, insurance company, college, university, real estate investment trust or pension fund. The term "Institutional Investor" shall also include other lenders of substance which perform functions similar to any of the foregoing.

            (ii) The term "Leasehold Mortgage" as used in this Section 14 shall include a mortgage, a deed of trust, a deed to secure debt, or other security instrument by which VT-ETV's Leasehold Estate is mortgaged, conveyed, assigned, or otherwise transferred, to secure a debt or other obligation, including, without limitation, obligations to reimburse the issuer of a letter of credit.

            (iii) The term "Leasehold Mortgagee" as used in this Section 14 shall refer to a holder of a Leasehold Mortgage in respect to which the notice provided for by subsection (b) of this Section 14 has been given and received and as to which the provisions of this Section 14 are applicable.

        (d) Consent of Leasehold Mortgagee Required. No cancellation, surrender or modification of this Lease shall be effective as to any Leasehold Mortgagee unless consented to in writing by such Leasehold Mortgagee.

        (e) Default Notices. The University, upon providing VT-ETV any notice of: (i) default under this Lease of (ii) a termination of this Lease, shall at the same time provide a copy of such notice to every Leasehold Mortgagee. No such notice by the University to VT-ETV shall be deemed to have been duly given unless and until a copy thereof has been so provided to every Leasehold Mortgagee. From and after such notice has been given to a Leasehold Mortgagee, such Leasehold Mortgagee shall have the same period, after the giving of such notice upon it, for remedying any default or causing the same to be remedied, as is given VT-ETV after the giving of such notice to subsections (f) and (g) of this Section 13 to remedy, commence remedying or cause to be remedied the defaults specified in any such notice. The University shall accept such performance by or at the instigation of such Leasehold Mortgagee as if the same had been done by VT-ETV. The University authorizes each Leasehold Mortgagee to take any such action at such Leasehold Mortgagee's option and does hereby authorize entry upon the Premises by the Leasehold Mortgagee for such purpose.

      (f) Notice to Leasehold Mortgagee. (i) Anything contained in this Lease to the contrary notwithstanding, if any default shall occur which entitles the University to terminate this Lease, the University shall have no right to terminate this Lease unless, following the expiration of the period of time given VT-ETV to cure such default, the University shall notify every Leasehold Mortgagee of the University's intent to so terminate at least 30 days in advance of the proposed effective date of such termination if such default is capable of being cured by the payment of money, and at least 60 days in advance of the proposed effective date of such termination if such default is not capable of being cured by the payment of money. The provisions of subsection
(g) below of this Section 14 shall apply if, during such 30 or 60-day termination notice period, any Leasehold Mortgagee shall:

            (1) notify the University of such Leasehold Mortgagee's desire to nullify such notice, and

            (2) pay or cause to be paid all Basic Rent, Additional Rent, and other payments then due and in arrears as specified in the termination notice to such Leasehold Mortgagee and which may become due during such 30 or 60-day period, and

            (3) comply or in good faith, with reasonable diligence and continuity, commence to comply with all non-monetary requirements of this Lease then in default and reasonably susceptible of being complied with by such Leasehold Mortgagee.

            (ii) Any notice to be given by the University to a Leasehold Mortgagee pursuant to any provision of this Section 13 shall be deemed properly addressed if sent to the Leasehold Mortgagee who served the notice referred to in subsection (b)(i)(1) unless notice of a change of Leasehold Mortgage ownership has been given to the University pursuant to subsection (b)(i)(2).

        (g) Procedure on Default. (i) If the University shall elect to terminate this Lease by reason of any default of VT-ETV, and a Leasehold Mortgagee shall have proceeded in the manner provided for by subsection (f) of this Section 14, the specified date for the termination of this Lease as fixed by the University in its termination notice shall be extended for a period of six months, provided that such Leasehold Mortgagee shall, during such six-month period:

            (1) Pay or cause to be paid the Rent, Additional Rent and other monetary obligations of VT-ETV under this Lease as the same become due, and continue its good faith efforts to perform or cause performance of all of VT-ETV's other obligations under this Lease, excepting past non-monetary obligations then in default and not reasonably susceptible of being cured by such Leasehold Mortgagee; and

            (2) if not enjoined or stayed, take steps to acquire or sell VT-ETV's interest in this Lease by foreclosure of the Leasehold Mortgage or other appropriate means and prosecute the same to completion with due diligence.

            (ii) If at the end of such six (6) month period such Leasehold Mortgagee is complying with subsection (g)(i), this Lease shall not then terminate, and the time for completion by such Leasehold Mortgagee of its proceeding shall continue so long as such Leasehold Mortgagee is enjoined or stayed and thereafter for so long as such Leasehold Mortgagee proceeds to complete steps to acquire or sell VT-ETV's interest in this Lease by foreclosure of the Leasehold Mortgage or by other appropriate means with reasonable diligence and continuity. Nothing in this subsection (g) of this Section 14, however, shall be construed to extend this Lease beyond the original term hereof as extended by any options to extend the term of this Lease properly exercised by VT-ETV or a Leasehold Mortgagee in accordance with the terms of such Leasehold Mortgagee's Leasehold Mortgage, nor to require a Leasehold Mortgagee to continue such foreclosure proceedings after the default has been cured. If the default shall be cured and the Leasehold Mortgagee shall discontinue such foreclosure proceedings, this Lease shall continue in full force and effect as if VT-ETV had not defaulted under this Lease.

            (iii) If a Leasehold Mortgagee is complying with subsection (g)(i) of this section 14, upon the acquisition of VT-ETV's estate herein by such Leasehold Mortgagee or its designee or any other purchaser at a foreclosure sale or otherwise this Lease shall continue in full force and effect as if VT-ETV had not defaulted under this Lease.

            (iv) For the purposes of this Section 14 the making of a Leasehold Mortgage shall not be deemed to constitute an assignment or transfer of this Lease or of the leasehold estate hereby created, nor shall any Leasehold Mortgagee, as such, be deemed to be an assignee or transferee of this Lease or of the leasehold estate hereby created so as to require such Leasehold Mortgagee, as such, to assume the performance of any terms, covenants or conditions on the part of VT-ETV to be performed hereunder, but the purchaser at any sale of this Lease and of the leasehold estate hereby created in any proceedings for the foreclosure of any Leasehold Mortgage shall be deemed to be an assignee or transferee within the meaning of this Section 14, and shall be deemed to have agreed to perform all of the terms, covenants and conditions on the part of VT-ETV to be performed hereunder from and after the date of such purchase and assignment, but only for so long as such purchaser or assignee is the owner of the leasehold estate.

            (v) Any Leasehold Mortgagee or other party who acquires the leasehold estate of VT-ETV pursuant to foreclosure, assignment in lieu of foreclosure or other proceedings may, upon acquiring Vt-ETV's leasehold estate, without further consent of the University, sell and assign the leasehold estate on such terms and to such persons and organizations as are acceptable to such Leasehold Mortgagee and thereafter be relieved of all obligations under this Lease; provided that such assignee has delivered to the University its written agreement to be bound by all of the provisions of this Lease.

            (vi) Notwithstanding any other provisions of this Lease, any sale of this Lease and of the leasehold estate hereby created in any proceedings for the foreclosure of any Leasehold Mortgage, or the assignment or transfer of this Lease and of the leasehold estate hereby created in lieu of the foreclosure of any Leasehold Mortgage shall be deemed to be a permitted sale, transfer or assignment of this Lease and of the leasehold estate hereby created.

            (vii) VT-ETV has the right to assign to any Leasehold Mortgagee VT-ETV's right to elect to accede to a rejection of this Lease by the University's trustee in bankruptcy.

        (h) Leasehold Mortgage Need Not Cure Specified Defaults. Nothing herein contained shall require any Leasehold Mortgagee or its designee as a condition to its exercise of rights hereunder to cure any default of VT-ETV not reasonably susceptible of being cured by such Leasehold Mortgagee or its designee, in order to comply with the provisions of subsections (f) or (g) of this Section 14. Notwithstanding the foregoing, the Leasehold Mortgagee or its designee will be required to pay all amounts required to be paid hereunder and fulfill all of VTETV's other obligations under this Lease.

        (i) No Merger. So long as any Leasehold Mortgagee is in existence, unless all Leasehold Mortgagees shall otherwise expressly consent in writing, the fee title to the Leased Premises and the leasehold estate of VT-ETV therein created by this Lease shall not merge but shall remain separate and distinct, notwithstanding the acquisition of said fee title and said leasehold estate by the University or by VT-ETV or by a third party, by purchase or otherwise.

        (j) Future Amendments. In the event on any occasions hereafter VT-ETV seeks to mortgage or collaterally assign the leasehold estate created hereby, the University agrees to amend this Lease from time to time to the extent reasonably requested by an Institutional Investor proposing to make a loan to VT-ETV or issue a letter of credit secured by a lien upon VT-ETV's leasehold estate, provided that such proposed amendments do not materially and adversely affect the rights of the University or his interest in the Leased Premises. All reasonable expenses incurred by the University in connection with any such amendment shall be paid by VT-ETV.

      (k) Notices. Notices from the University to the Leasehold Mortgagee shall be mailed to the address furnished the University pursuant to subsection
(b) of this Section 14, and those from the Leasehold Mortgagee to the University shall be mailed to the address designated pursuant to the provisions of Section 14 hereof. Such notices, demands and requests shall be given in the manner described in Section 14 and shall in all respects be governed by the provisions of that section.

      (l) Erroneous Payments. No payment made to the University by a Leasehold Mortgagee shall constitute agreement that such payment was, in fact, due under the terms of this Lease; and a Leasehold Mortgagee having made any payment to the University pursuant to the University's wrongful, improper or mistaken notice or demand shall be entitled to the return of such payment or portion thereof provided he shall have made demand therefor not later than one year after the date of its payment.

      15. INDEMNIFICATION BY VT-ETV. VT-ETV will defend, indemnify, and save harmless the University from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs, and expenses (including, but without limitation, reasonable attorney's fees and expenses) imposed upon, incurred by, or asserted against the University or against the Premises by reason of the occurrence or existence of any of the following during the term hereof or thereafter while VT-ETV is in possession of the Premises and resulting from or arising out of VT-ETV's occupancy:

        (a) any accident, injury to or death of persons, or loss of or damage to property occurring on or about the Premises or any part thereof as a result of or in connection with any condition at the Premises;

        (b) any failure on the part of VT-ETV to perform or comply with any of the terms of this Lease;

        (c) performance by VT-ETV or its agents, employees, or contractors of any labor or services or the furnishing or sale of any materials or other property; or

        (d) any negligence or tortious act on the part of VT-ETV or any of its agents, contractors, sub-lessees, licensees, or invitees.

      In case any action, suit, or proceeding is brought against the University by reason of any such occurrence, VT-ETV, upon the University's request, will at VT-ETV's expense resist and defend such action, suit, or proceeding or cause the same to be resisted or defended by counsel designated by VT-ETV. The obligations of VT-ETV under this section shall survive any termination of this Lease for any cause of action arising during the term of this Lease.

      16. EMINENT DOMAIN. In the event the Premises shall at any time during the term of this Lease be taken by any public authority or agency for any public use, the entire damages which may be awarded for the taking of the Premises shall be equitably apportioned between the University and VT-ETV, taking into the account the value of their respective interests in the Premises. In the event only a part of the Premises shall be taken for the public use and such taking does not render the Premises unsuitable for VT-ETV's conduct of television broadcast and telecommunications operations, but such taking does diminish the ability of VT-ETV to utilize the Premises as previously utilized, the rent for the remainder of the term of this Lease shall then be reduced or refunded to VT-ETV in proportion to the part of the Premises so taken. If the taking is of the entirety, of the Premises, this Lease shall terminate. If the taking is of less than the entirety of the Premises, but nonetheless a substantial portion, VT-ETV may terminate this Lease by notifying the University within a reasonably prompt time after delivery of the notice required herein.

      17. TERMINATION. The University may, if the University so elects, and with or without demand or notice whatsoever, except as hereinafter expressly provided terminate this Lease or VT-ETV's right to possession (one or both) upon the happening of any one or more of the following events:

        (a) the default of VT-ETV in the payment of Rent or Additional Rent, provided such default is not remedied within thirty (30) days after written notice by the University to VT-ETV;

        (b) the default of VT-ETV in the prompt and full performance of or compliance with any other covenant, restriction, limitation, or provision of this Lease to be performed or complied with by VT-ETV, provided such default is not remedied within thirty (30) days after notice by the University to VT-ETV;

        (c) the levy under execution upon the leasehold estate of VT-ETV or the attachment thereof by process of law, provided such levy or attachment is not discharged or stayed by appeal or otherwise within a period of sixty (60) days, or an assignment of VT-ETV's assets for the benefit of any creditor;

        (d) the filing of a complaint or petition with any court having jurisdiction over the Premises seeking any order or decree judging VT-ETV insolvent or a bankrupt, or for the reorganization of VT-ETV under the Bankruptcy Code, as amended, or under any act in force from time to time of similar purport, or for the winding up or liquidation of VT-ETV's affairs, or for the appointment of any receiver or trustee in bankruptcy of VT-ETV or of VT-ETV's property, provided such proceeding is not dismissed within sixty (60) days of the filing thereof; or

        (e) the institution by VT-ETV of proceedings to be adjudicated a voluntary bankrupt, or the consent by VT-ETV to the filing of any bankruptcy proceedings against VT-ETV, or the filing of a petition or answer or consent seeking a reorganization under the Bankruptcy Code, as amended, or under any other act of similar purport, or consent to the appointment of a receiver or trustee in bankruptcy of VT-ETV or any portion of VT-ETV's property, or the admission by VT-ETV, in writing, of VT-ETV's inability to pay debts generally as they become due, or the taking of corporate action authorizing any of the foregoing steps to be taken.

      Upon termination of this Lease, whether by lapse of time or otherwise, the University shall have full and free license to enter into and upon the Premises by any lawful manner or method to repossess the same as the University's estate, and to expel or remove VT-ETV and others who may be occupying or within the Premises and to remove any and all property therefrom, and without relinquishing any rights which the University may have by law or under the provisions of this Lease.

      VT-ETV promises to pay, upon demand, all the University's reasonable costs, charges, and expenses, including the reasonable fees of attorneys retained by the University, reasonably and necessarily incurred in enforcing the University's obligations under this Lease, or incurred in any litigation in which the University, without the University's fault, may become involved or concerned by reason of any action or inaction of VT-ETV.

      Upon termination of this Lease, by lapse of time or otherwise, or of VT-ETV's right to possession, VT-ETV shall yield up immediate possession of the Premises to the University in substantially as good condition as existed at the Commencement Date, ordinary wear and tear excepted.

      18. NOTICE. Any notice that either party hereto desires to give the other shall be deemed given upon placing such notice in U.S. First Class mail, certified mail, return receipt requested, with postage fully prepaid, addressed as follows:

      As to Lessor:

        University of Vermont and State Agricultural College
        Land Records Office
        Waterman Building
        Burlington, VT 05405

      As to Lessee:

        Vermont ETV, Inc.
        88 Ethan Allen Avenue
        Colchester, VT 05446
        Attn: President

      19. NO WAIVER, ETC., BY UNIVERSITY. No failure by the University to insist upon the strict performance of any term hereof or to exercise any right, power, or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach shall constitute the University's acceptance or approval of any such breach. No waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect, or the rights of the University with respect to any other existing or subsequent breach.

      20. REMEDIES, ETC., CUMULATIVE. Each right, power, and remedy of the University provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise and shall not preclude the simultaneous or later exercise by the University of any or all such other rights, powers, or remedies.

      21. MODIFICATION, ACCEPTANCE OF SURRENDER. No modification, termination, or surrender to the University of this Lease and no surrender of the Premises or any part thereof, or of any interest therein shall be valid or effective unless agreed to and accepted in writing by the University, and no act by the University, other than such a written agreement and acceptance by the University, shall constitute an agreement thereto or acceptance thereof.

      22. HOLDING OVER. In the event that VT-ETV shall remain in the Premises after the expiration of this Lease or any renewal hereof without having executed a new written lease and has not otherwise committed an act of default which is then continuing, such holding over shall not constitute a renewal of this Lease, but in such event, a tenancy from month to month shall arise and VT-ETV shall continue to pay the Basic Rent and Additional Rent at the rate required during the last month of the term immediately preceding and shall otherwise comply with all its obligations pursuant to this Lease, as the same shall have been modified from time to time as provided herein. Such tenancy shall be terminated by either party at the end of a calendar month upon thirty
(30) days written notice.

      23. RIGHT OF FIRST REFUSAL TO VT-ETV. In the event the University elects to sell or otherwise dispose of the Premises, the University shall first give written notice to VT-ETV offering to sell the Premises to VT-ETV at a purchase price no greater than the fair market value of the Premises. The fair market value of the Premises shall be determined by an appraiser selected by the University and VT-ETV. VT-ETV shall have 30 days from the date the appraiser establishes the fair market value for the Premises to exercise its option. The option shall be exercised by written notice from VT-ETV to the University. In the event VT-ETV does not exercise its option within said 30-day period, the University may sell the Premises to any party it so elects. Upon exercise of the option, the closing of the purchased and sale of the Premises shall occur within 60 days of VT-ETV's exercise of the option.

      24. MISCELLANEOUS. If any term of this Lease or any application thereof shall be held to be invalid or unenforceable, the remainder of this Lease and any other application of such term shall not be affected thereby. This Lease may be changed, waived, discharged, or terminated only by an instrument in writing signed by the party against whom enforcement of such change, waiver, discharge, or termination is sought. This Lease shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. This Lease shall be construed and enforced in accordance with and governed by the laws of the State of Vermont. The headings-in this Lease are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. Where applicable, use of words in the singular shall be read in the plural, and vice versa and use of the masculine gender shall be read in the neuter or feminine gender, and vice versa. Upon request of either party, the parties shall execute a Memorandum of Lease, suitable for recording in the Land Records of the Town of Colchester. The recording of this Lease in the Land Records of the Town of Colchester is expressly prohibited and any such recording shall constitute an incurable default.



      IN WITNESS WHEREOF, the parties have hereunto signed in duplicate, each of which shall rank as an original, this Lease Agreement on the day and year first above written.

IN THE PRESENCE OF:                     University of Vermont and State
                                         Agricultural College, Lessor

_________________________________

_________________________________       By: _________________________________
                                        Duly Authorized Agent

                                        Vermont ETV, Inc., Lessee
_________________________________

_________________________________       By: _________________________________
                                            Duly Authorized Agent


STATE OF VERMONT
COUNTY OF CHITTENDEN, SS.

      At Burlington, in said County, on this 28th day of December, 1989, personally appeared Ben R. Forsyth, Duly Authorized Agent of the University of Vermont and State Agricultural College, and he/she acknowledged the foregoing Lease Agreement to be his/her free act and deed and the free act and deed of the University of Vermont and State Agricultural College.

                                        Before me, __________________________
                                                   Notary Public


STATE OF VERMONT
COUNTY OF CHITTENDEN, SS.

      At Burlington, in said County, on this 28th day of December, 1989, personally appeared Hope S. Green, Duly Authorized Agent of Vermont ETV, Inc., and he/she acknowledged the foregoing Lease Agreement to be his/her free act and deed and the free act and deed of Vermont ETV, Inc.

                                        Before me, __________________________
                                                   Notary Public


                                   EXHIBIT A
                                   1.10(a)-2
                       DESCRIPTION OF 1990 LEASE LIMITS
             UNIVERSITY OF VERMONT AND STATE AGRICULTURAL COLLEGE
                                      TO
                 VERMONT EDUCATIONAL TELEVISION INC. (VT-ETV)
                         "NOSE" AREA OF MT. MANSFIELD
                    TOWN OF STOWE, LAMOILLE COUNTY, VERMONT

      Being a parcel of land containing 0.7968 acres, more or less, located on the southerly side of the "Nose" area of Mt. Mansfield in the Town of Stowe, Lamoille County, as shown on a drawing of survey entitled "1990 Lease Limits for Vermont Educational Television, Inc., "Nose" Area of Mt. Mansfield, Town of Stowe, Lamoille County, Vermont", dated 17 November 1989, drawing 36-89c prepared by the University of Vermont Land Records Office, which is attached hereto and thereby made a part of this description. This parcel is located within Parcel 3 of the Colocation Area shown on the plat of easement entitled "Colocation Area-Mt. Mansfield", dated 4 March 1980, revised 29 September 1989, drawing 36-89 prepared by the University of Vermont Land Records Office, and is more particularly described as follows:

      Commencing at NGS Station "Mt. Mansfield (Nose)", which is a bolt set in ledge recovered broken flush with the ledge, and further described in a Horizontal Control Data Sheet, Quad 440724, Station 1002, as published and printed by the U.S. Department of Commerce, National Geodetic Survey, Rockville, MD. Thence proceeding S10 [DEGREES] 39'26"W for a distance of 173.55' to a UVM&SAC brass survey tablet stamped "Separation - 1989" set in open ledge which is located northerly of the wave grid support structure that runs northwesterly from the VT-ETV transmitter building to the VT-ETV tower and is the point of beginning for this description.

      Thence proceeding S68 [DEGREES] 48'06"E for a distance of 124.11' to a UVM&SAC brass survey tablet stamped "From - 1989" set in ledge at the edge of scrub spruce and located at the top of a rock cut, said point is located N41 [DEGREES] 57'59"W 18.13' northerly of the northeasterly corner of the VT-ETV building and N41 [DEGREES] 30'34"E 33.55' from the northwesterly corner of the original VT-ETV building;

      Thence proceeding N71 [DEGREES] 07'21"E for a distance of 56.42' to a UVM&SAC brass survey tablet stamped "UVM&SAC 1989" which is located in open ledge and bears N36 [DEGREES] 29'E 29.5' from the northeasterly corner of the VT-ETV microwave tower and is the northeasterly corner of the lease limits being described;

      Thence proceeding S13 [DEGREES] 18'39"E for a distance of 118.94' to a UVM&SAC brass survey tablet stamped "MacNeil-1989" which is located in open ledge + 251 easterly of the septic tank and marks an angle point in the easterly limits being described;

      Thence proceeding S4 [DEGREES] 37'01"W for a distance of 30.98' to a UVM&SAC brass survey tablet stamped "D.J. Carney-1989" which is located in open ledge, + 351 southeasterly from the septic tank and is the southeasterly corner of the lease limits being described;

      Thence proceeding S74 [DEGREES] 01'31"W for a distance of 194.63' to a UVM&SAC brass survey tablet stamped "Ann-Ahmed-1984" which is located easterly of the access road leading northerly and northeasterly to VT-ETV and at the northeasterly corner of the 1984 lease limits of the parcel leased from the University of Vermont and State Agricultural College to Mount Mansfield Television, Inc., (WCAX-TV);

      Thence proceeding S80 [DEGREES] 54'30"W for a distance of 24.88' across the access road leading to VT-ETV to a UVM&SAC brass survey tablet stamped "Oil Tanks-1983" which is located in a rock outcrop on the westerly side of the access road leading to VT-ETV and in the in the northerly limits of land leased to Mount Mansfield Television in 1984;

      Thence proceeding N35 [DEGREES] 20'26"W for a distance of 61.70' to a UVM&SAC brass survey tablet stamped "Lease-1989" set in a rock outcrop.

      Thence proceeding N54 [DEGREES] 26'28"E for a distance of 119.84' along a line that is northerly of the access road leading to VT-ETV to a UVM&SAC brass survey tablet stamped "limits-1989" which is located on a rock outcrop northerly of the access road to VT-ETV and N85 [DEGREES] 48'00"W 39.82' from the southwesterly corner of the 1988 addition to the VT-ETV transmitter building;

      Thence proceeding N7 [DEGREES] 35'46"W for a distance of 59.97' to a UVM&SAC brass survey tablet stamped "For-1989" set in ledge south of the wave guide support structure previously described;

      Thence proceeding N61 [DEGREES] 10'11"W for a distance of 64.39' to a UVM&SAC brass survey tablet stamped "VTETV-1989" set in ledge southerly of the wave guide support structure previously described;

      Then continuing in the same direction of N61 [DEGREES] 10'11"W for a distance of 15.33' to a point located S46 [DEGREES] 59'26"E 31.00' from a UVM&SAC brass survey tablet stamped "VTETV Tower-1989" which is located beneath the center line of the VT-ETV antenna and in the control line of the tower structure and marks the center of a circle having a radius of 25.00';

      Thence proceeding in a clockwise direction through an arc which has a length of 131.66', a deflection angle of 301 [DEGREES] 41'47", a degree curve of 229 [DEGREES] 10'59", and a radius of 25.00' which is marked by the UVM&SAC brass survey tablet stamped "VT-ETV Tower 1989" as previously described until a point is reached that bears N74 [DEGREES] 45'27"E and a distance of 25.00' from the UVM&SAC brass survey tablet stamped "VT-ETV Tower-1989" as previously described;

      Thence proceeding S68 [DEGREES] 48'06"E for a distance of 29.84' to a UVM&SAC brass survey tablet stamped "Separation-1989" which is the point of beginning for this description.

      Bearings used in this description are related to the Vermont State Plane Coordinate System, 1927 NAD. Distances are at elevation, not grid.

      The University of Vermont and State Agricultural College Reserves unto itself and its assigns the right to traverse with, but not limited to, foot and vehicle through the above described parcel of land.

      The University of Vermont and State Agricultural College grants to VT-ETV, Inc. The right to traverse with, but not limited to, foot and vehicle along existing roadways on lands of the University of Vermont and State Agricultural College abutting the above described parcel of land.

By:   Harris G. Abbott, L.S. 59
      Manager, Land Records Office
      27 November 1989


                                   EXHIBIT A
                                   1.10(a)-2
                       DESCRIPTION OF 1990 LEASE LIMITS
             UNIVERSITY OF VERMONT AND STATE AGRICULTURAL COLLEGE
                                      TO
                 VERMONT EDUCATIONAL TELEVISION INC. (VT-ETV)
                         "NOSE" AREA OF MT. MANSFIELD
                    TOWN OF STOWE, LAMOILLE COUNTY, VERMONT

      Being a parcel of land containing 0.7968 acres, more or less, located on the southerly side of the "Nose" area of Mt. Mansfield in the Town of Stowe, Lamoille County, as shown on a drawing of survey entitled "1990 Lease Limits for Vermont Educational Television, Inc., "Nose" Area of Mt. Mansfield, Town of Stowe, Lamoille County, Vermont", dated 17 November 1989, drawing 36-89c prepared by the University of Vermont Land Records office, which is attached hereto and thereby made a part of this description. This parcel is located within Parcel 3 of the Colocation Area shown on the plat of easement entitled "Colocation Area-Mt. Mansfield", dated 4 March 1980, revised 29 September 1989, drawing 36-89 prepared by the University of Vermont Land Records Office, and is more particularly described as follows:

      Commencing at NGS Station "Mt. Mansfield (Nose)", which is a bolt set in ledge recovered broken flush with the ledge, and further described in a Horizontal Control Data Sheet, Quad 440724, Station 1002, as published and printed by the U.S. Department of Commerce, National Geodetic Survey, Rockville, MD. Thence proceeding S10 [DEGREES] 39'26"W for a distance of 173.55' to a UVM&SAC brass survey tablet stamped "Separation - 1989" set in open ledge which is located northerly of the wave grid support structure that runs northwesterly from the VT-ETV transmitter building to the VT-ETV tower and is the point of beginning for this description.

      Thence proceeding S68 [DEGREES] 48'06"E for a distance of 124.11' to a UVM&SAC brass survey tablet stamped "From - 1989" set in ledge at the edge of scrub spruce and located at the top of a rock cut, said point is located N41 [DEGREES] 57'59"W 18.13' northerly of the northeasterly corner of the VT-ETV building and N41 [DEGREES] 30'34"E 33.55' from the northwesterly corner of the original VT-ETV building;

      Thence proceeding N71 [DEGREES] 07'21"E for a distance of 56.42' to a UVM&SAC brass survey tablet stamped "UVM&SAC 1989" which is located in open ledge and bears N36 [DEGREES] 29'E 29.5' from the northeasterly corner of the VT-ETV microwave tower and is the northeasterly corner of the lease limits being described;

      Thence proceeding S13 [DEGREES] 18'39"E for a distance of 118.94' to a UVM&SAC brass survey tablet stamped "MacNeil-1989" which is located in open ledge +/- 25' easterly of the septic tank and marks an angle point in the easterly limits being described;

      Thence proceeding S4 [DEGREES] 37'01"W for a distance of 30.98' to a UVM&SAC brass survey tablet stamped "D.J. Carney-1989" which is located in open ledge, +/- 35' southeasterly from the septic tank and is the southeasterly corner of the lease limits being described;

      Thence proceeding S74 [DEGREES] 01'31"W for a distance of 194.63' to a UVM&SAC brass survey tablet stamped "Ann-Ahmed-1984" which is located easterly of the access road leading northerly and northeasterly to VT-ETV and at the northeasterly corner of the 1984 lease limits of the parcel leased from the University of Vermont and State Agricultural College to Mount Mansfield Television, Inc. (WCAX-TV);

      Thence proceeding S80 [DEGREES] 54'30"W for a distance of 24.88' across the access road leading to VT-ETV to a UVM&SAC brass survey tablet stamped "Oil Tanks-1983" which is located in a rock outcrop on the westerly side of the access road leading to VT-ETV and in the in the northerly limits of land leased to Mount Mansfield Television in 1984;

      Thence proceeding N35 [DEGREES] 20'26"W for a distance of 61.70' to a UVM&SAC brass survey tablet stamped "Lease-1989" set in a rock outcrop.

      Thence proceeding N54 [DEGREES] 26'28"E for a distance of 119.84' along a line that is northerly of the access road leading to VT-ETV to a UVM&SAC brass survey tablet stamped "limits-1989" which is located on a rock outcrop northerly of the access road to VT-ETV and N85 [DEGREES] 48'00"W 39.82' from the southwesterly corner of the 1988 addition to the VT-ETV transmitter building;

      Thence proceeding N7 [DEGREES] 35'46"W for a distance of 59.97' to a UVM&SAC brass survey tablet stamped "For-1989" set in ledge south of the wave guide support structure previously described;

      Thence proceeding N61 [DEGREES] 10'11"W for a distance of 64.39' to a UVM&SAC brass survey tablet stamped "VTETV-1989" set in ledge southerly of the wave guide support structure previously described;

      Then continuing in the same direction of N61 [DEGREES] 10'11"W for a distance of 15.33' to a point located S46 [DEGREES] 59'26"E 31.00' from a UVM&SAC brass survey tablet stamped "VTETV Tower-1989" which is located beneath the center line of the VT-ETV antenna and in the control line of the tower structure and marks the center of a circle having a radius of 25.00';

      Thence proceeding in a clockwise direction through an arc which has a length of 131.66', a deflection angle of 301 [DEGREES] 41'47", a degree curve of 229 [DEGREES] 10'59", and a radius of 25.00' which is marked by the UVM&SAC brass survey tablet stamped "VT-ETV Tower-1989" as previously described until a point is reached that bears N74 [DEGREES] 45'27"E and a distance of 25.00' from the UVM&SAC brass survey tablet stamped "VT-ETV Tower-1989" as previously described;

      Thence proceeding S68 [DEGREES] 48'06"E for a distance of 29.84' to a UVM&SAC brass survey tablet stamped "Separation-1989" which is the point of beginning for this description.

      Bearings used in this description are related to the Vermont State Plane Coordinate System, 1927 NAD. Distances are at elevation, not grid.

      The University of Vermont and State Agricultural College reserves unto itself and its assigns the right to traverse with, but not limited to, foot and vehicle through the above described parcel of land.

      The University of Vermont and State Agricultural College grants to VT-ETV, Inc. The right to traverse with, but not limited to, foot and vehicle along existing roadways on lands of the University of Vermont and State Agricultural College abutting the above-described parcel of land.

By:   Harris G. Abbott, L.S. 59
      Manager, Land Records Office
      27 November 1989



                                   EXHIBIT C

                         COMPUTATION OF ANNUAL RENTAL


Annual Site Fee:                                                      $  2,000

Building Space:

      68 Square Feet @ $200/square feet                                 13,600

Tower Space:

      3 - antennas @ 6 ft - (2 sides)  =  36 ft.
      1 - Microwave Dish @ 4 ft        =   4 ft.

      40 lineal feet @ $80/1f.                                           3,200

Estimated Power Cost:

12.7 KWH/day                                                            11,125*
                                                                      --------

Total Annual lease payment                                            $ 29,925

                       or monthly payments of $2,493.75

* Prior to full start-up operations by New England Wireless, the monthly rental will be reduced by the estimated power requirement for monthly payments of $1,566.67


                                   EXHIBIT D

                        ADDITIONAL LEASE FEE AGREEMENT


In addition to the basic lease fee described in section 5 of the AGREEMENT, New England Wireless agrees to the following additional lease fee:

Commencing 180 days following the initiation of service to subscribers, New England Wireless shall pay to Vermont ETV, on a monthly basis, an additional lease fee equal to $0.05 per subscriber, per channel, per month (of the four channels licensed by ETV) based on subscriptions to its cable television service, or a minimum monthly fee of $25.00, whichever is greater.

Such fee is in addition to the basic lease fee described in section 5 of the AGREEMENT and to any other air time lease agreements which may be currently in effect.

New England Wireless shall maintain documentation for all subscriber accounts associated with this AGREEMENT and, upon reasonable demand, shall make such records available to Vermont ETV at Vermont ETV's premises, for Vermont ETV's inspection and audit. Vermont ETV reserves the right to require New England Wireless to undertake up to two financial audits per year, to be conducted by a Certified Public Accountant and to make the results of such audits available to Vermont ETV. The expense of such audits, if required, shall be borne by New England Wireless.

The parties hereto have executed this Agreement at Colchester this 19th day of March, 1992.


By: /S/ ______________________________
        New England Wireless


By: /S/ ______________________________
        Vermont ETV